                                                                    Exhibit 99.3

                                 MAXYGEN, INC.
                      2000 NON-OFFICER STOCK OPTION PLAN

     1.   PURPOSES OF THE PLAN
          --------------------

     The purposes of the Plan are:

     (a) to encourage selected Employees and Consultants to improve operations and increase revenues and profits of the Company and its Affiliates;

     (b) to encourage such Employees and Consultants to accept or continue employment or association with the Company or its Affiliates; and

     (c) to increase the interest of such Employees and Consultants in the welfare of the Company and its Affiliates through participation in the growth in value of the Company's common stock.

Options granted under this Plan are intended to be Nonstatutory Stock Options.

     2.   DEFINITIONS
          -----------

     (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a committee appointed by the Board in accordance with Section 5.1 of the Plan.

     (d)  "Company" means Maxygen, Inc., a Delaware corporation.

     (e) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include a Director.

     (f)  "Director" means a member of the Board.

     (g) "Employee" means any person employed by the Company or by any Affiliate, excluding Officers and Directors of the Company (and of any Affiliate that controls the Company) and excluding stockholders beneficially owning ten percent (10%) or more of the Company's common stock.

     (h)  "Expiration Date" -- as defined in Section 7.12.

     (i) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option pursuant to Section 422 of the Code and the regulations promulgated thereunder.

     (j) "Officer" means a person who is an "officer" as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (or any successor provision).

     (k) "Option" means an option to purchase Shares granted pursuant to the Plan.

     (l) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan. A "written agreement" shall include electronic acceptance of an electronic form of agreement.

     (m) "Optionee" means a person to whom an Option is granted pursuant to the Plan.

     (n)  "Plan" means this Maxygen, Inc. 2000 Non-Officer Stock Option Plan.

     (o)  "Share" means a share of common stock of the Company.

     (p)  "Securities Act" means the Securities Act of 1933, as amended.

     3.   ELIGIBLE PERSONS
          ----------------

     (a)  Options may be granted only to Employees or Consultants as defined in
Section 2 hereof. An Employee or Consultant who has been granted an Option, if he or she remains eligible, may be granted an additional Option. Notwithstanding the foregoing, no Employee who is an Officer of the Company (or of any Affiliate that controls the Company) or who is a Director shall be entitled to receive the grant of an Option under the Plan.

     (b) Options may not be granted to Consultants who are not natural persons unless the Company determines both (i) that such grant (A) shall be registered in a manner other than on a Form S-8 Registration Statement under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.


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

     4.   SHARES SUBJECT TO THIS PLAN
          ---------------------------

     Subject to Section 7.1 of this Plan, the total number of Shares that may be issued under Options shall be 1,500,000 Shares plus an annual increase to be added on the first day of the Company's fiscal year beginning in fiscal year 2001, equal to the greater of (i) 250,000 Shares and (ii) 0.7% of the outstanding shares of capital stock on such date, or, such lower number of Shares as shall be set by the Board. The Shares covered by the portion of any Option that expires or is terminated unexercised shall again become available for grants of Options.

     5.   ADMINISTRATION
          --------------

          5.1  General. This Plan shall be administered by the Board or by a
               -------
committee (the "Committee) of one or more Board members to which the administration of the Plan, or of part of the Plan, is delegated (in either case, the "Administrator"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          5.2  Authority of Administrator. Subject to the other provisions of
               --------------------------
this Plan, the Administrator shall have the authority, in its sole discretion:
(i) to grant Options; (ii) to determine the fair market value of the common stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of Shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan and to Options; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable and any vesting criteria; (viii) with the consent of the Optionee with respect to any adverse amendment, to modify or amend any outstanding Option; (ix) to accelerate the exercise date or vesting of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations that the Administrator considers necessary or advisable for the administration of this Plan. The Administrator may delegate non-discretionary administrative duties to such employees of the Company or its Affiliates as it deems proper.

          5.3  Interpretation by Administrator. All questions of interpretation,
               -------------------------------
implementation, and application of this Plan and the Options shall be determined by the Administrator in its absolute discretion. Such determinations shall be final and binding on all persons.


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

     6.   GRANTING OF OPTIONS; OPTION AGREEMENT
          -------------------------------------

          6.1  Period of Grants. No Options shall be granted under this Plan
               ----------------
after ten years from the date of adoption of this Plan by the Board.

          6.2  Option Agreements. Each Option shall be evidenced by a stock
               -----------------
option agreement (the "Option Agreement") in form satisfactory to the Company executed by the Company and the person to whom the Option is granted. However, the failure by the Company or the Optionee to execute an Option Agreement shall not invalidate the grant of an Option. The vesting of the Option shall nevertheless be subject to Section 7.3. For the purposes of this Section 6.2 and
Section 7.3, execution of an Option Agreement shall include electronic acceptance of an electronic version of the Option Agreement.

          6.3  Anticipatory Grants. The Administrator may approve the grant of
               -------------------
Options to persons who are expected to become Employees or Consultants of the Company or any Affiliate, but are not yet Employees or Consultants at the date of approval.

     7.   TERMS AND CONDITIONS OF OPTIONS
          -------------------------------

     Each Option shall be subject to the following terms and conditions unless provided otherwise in the applicable Option Agreement:

          7.1  Changes in Capital. Subject to Section 7.2, if the common stock
               ------------------
of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, conversion, combination or reclassification, appropriate adjustments shall be made by the Administrator in its sole discretion in (a) the number and class of securities subject to this Plan and each Option outstanding and (b) the per security exercise price of each outstanding Option. However, the Company shall not be required to issue fractional securities as a result of any such adjustment.

          7.2  Corporate Transactions. In the event of the proposed dissolution
               ----------------------
or liquidation of the Company, the Administrator shall notify each Optionee at least 15 days before consummation of the proposed action. To the extent not previously exercised, all Options will terminate immediately before the consummation of the proposed action. In the event of a merger or consolidation of the Company with or into another entity in which the Company is not a surviving entity or in which the stockholders of the Company just before that transaction do not, by virtue of those holdings, own securities representing at least 50 percent of the ordinary voting power of the Company immediately after that transaction, or in the event of a sale of all or substantially all the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity or an affiliate thereof: (a) if the successor entity so chooses, it shall assume the Options or issue equivalent options when the transaction is consummated or (b) if the successor entity chooses not to do that, then, unless and to the extent the Administrator specifies otherwise, the Options shall be fully vested and exercisable for a period of 15 days after the date notice is given under this Section 7.2 and shall terminate upon expiration of that 15-day period.

          7.3  Vesting. Subject to Section 6, Options shall vest in accordance
               -------
with a schedule related to the date of the grant of the Option, the date of first employment or such other date as may be set by the Administrator and specified in the Option Agreement relating to the Option. The vesting schedule may be tied to the mere passage of time, continued employment or association with the Company and/or one of its Affiliates, performance objectives, or any other elements or criteria or combination of elements or criteria that the Administrator specifies. Nothing in this Plan shall preclude the grant of Options that are fully vested at the time of grant. No Option shall be exercisable until an Option Agreement in form satisfactory to the Company is executed by the Company and the Optionee. For the purposes of this Section 7.3, execution of an Option Agreement shall include electronic acceptance of an electronic version of the Option Agreement.

          7.4  Time of Option Exercise. Unless otherwise set forth in the
               -----------------------
applicable Option Agreement or as accelerated by the Board or pursuant to this Plan, Options will become exercisable upon vesting.

          7.5  Option Grant Date. Except in the case of advance approvals
               -----------------
described in Section 6.3, the date of grant of an Option shall be the date as of which the Administrator approves the grant. In the case of advance approvals, the date of grant shall be the date upon which the person becomes, as applicable, an Employee or Consultant of the Company or the Affiliate.

          7.6  Non-Assignability of Option Rights. Except as otherwise
               ----------------------------------
determined by the Administrator and expressly set forth in the Option Agreement, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, except as otherwise determined by the Administrator and expressly set forth in the Option Agreement, an Option shall be exercisable only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

          7.7  Payment. Except as provided in the applicable Option Agreement,
               -------
payment in full, in cash in United States dollars or what the Administrator determines is the then equivalent in a non-U.S. currency that is the currency in which the Optionee is regularly paid, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company. The proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the

Administrator, in the exercise of its absolute discretion after considering any legal, tax or accounting consequences to the Company and its Affiliates, may authorize any one or more additional methods of payment that are permitted by applicable law.

          7.8  Termination of Employment.
               -------------------------

     (a) If, for any reason other than death, disability or "cause" (as defined below), an Optionee is no longer employed by the Company or any of its Affiliates (such event being called a "Termination"), Options held by that Optionee at the date of Termination (to the extent then vested) may be exercised in whole or in part at any time within 90 days after the date of the Termination, or such other period of not less than 30 days after the date of the Termination as is specified in the Option Agreement (but in no event after the Expiration Date) (the "Post-Termination Exercise Period"). The Board may at any time extend the Post-Termination Exercise Period and provide for continued vesting during such extended period. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to vest, in whole or in part, during the Post-Termination Exercise Period.

      (b) If an Optionee dies or becomes disabled (as determined in good faith by the Administrator) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then vested) may be exercised, in whole or in part, by the Optionee, by the Optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within 12 months after the death or 12 months after the disability of the Optionee, or such other period of not less than six months from the date of death or disability as may be specified in the Option Agreement (but in no event after the Expiration Date). If, at the date of death or disability, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death or disability, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the Shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (c) If an Optionee is terminated for "cause," all Options then held shall terminate and no longer be exercisable at the time of Termination. All the Shares covered by such Options shall revert to and again become available for issuance under the Plan.

     (d) For purposes of this Section 7.8, "employment" includes service as a Director or as a Consultant. If the Optionee is an employee of a consultant, then that Optionee's "employment" shall be considered to have terminated on the earlier to occur of that Optionee's ceasing to work for the consultant or the consultant ceasing to work for the Company or any Affiliate.

     (e) For purposes of this Section 7.8, an Optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the Optionee's right to reemployment by the Company or any Affiliate is guaranteed by contract or statute.

     (f) For purposes of this Section 7.8, "cause" means Termination: (i) by reason of an Optionee's commission of a felony, misdemeanor or other conduct that is illegal, in each such case involving dishonesty, fraud or moral turpitude, (ii) by reason of an Optionee's dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or any of its Affiliates,
(iii) by reason of an Optionee's willfully engaging in misconduct that is materially and demonstrably injurious to the Company or any of its Affiliates or
(iv) by reason of an Optionee's breach of any agreement between the Optionee, on one hand, and the Company or an Affiliate, on the other hand.

          7.9  Withholding and Employment Taxes. At the time of exercise of an
               --------------------------------
Option or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the Optionee shall remit to the Company in cash any applicable withholding, employment and other taxes or payments that may become payable to or by the Company or any Affiliate in connection with that exercise. If authorized by the Administrator in its absolute discretion, after considering any tax or accounting consequences to the Company and its Affiliates, an Optionee may elect to: (i) tender to the Company previously owned Shares or other securities of the Company, (ii) have Shares that are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax up to, for shares acquired upon exercise of the Option, the minimum withholding required by law and in no event any more, and for tendered shares, the amount of tax and other payments required to be withheld or paid by the Company or any Affiliate as a result of the exercise of the Option or (iii) make payment in any other manner that is permitted by applicable law. Any securities tendered or withheld in accordance with this Section 7.9 shall be valued by the Company as of the Tax Date.

          7.10 Other Provisions. Each Option may contain such other terms,
               ----------------
provisions and conditions, not inconsistent with this Plan, as may be determined by the Administrator.

          7.11 Determination of Value. For purposes of the Plan, the value of
               ----------------------
Shares or other securities of the Company shall be determined as follows:

     (a) If the securities are listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, their fair market value shall be their closing sales price or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in The Wall Street Journal or similar
                                        --- ---- --------------
publication.


     (b) If the securities are regularly quoted by a recognized securities dealer but selling prices are not reported, their fair market value shall be the mean between the high bid and low asked prices for the securities on the date the value is to be determined (or if there are no quoted prices for the date, then for the last preceding business day on which there were quoted prices).

     (c) In the absence of an established market for the securities, their fair market value shall be determined in good faith by the Administrator, by considering such factors as the Administrator in its sole discretion deems appropriate including, for example, the recent issue price of securities of the Company, the Company's net worth and prospective earning power, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and scientific personnel, and the values of securities of other companies in the same or similar lines of business.

          7.12 Option Term. No Option shall be exercisable more than ten years
               -----------
after the date of grant, or such lesser period of time as is set forth in the Option Agreement. The end of the maximum exercise period stated in the Option Agreement is referred to in this Plan as the "Expiration Date".

          7.13 Exercise Price. The exercise price of each Option shall be not
               --------------
less than 85% of the fair market value (determined in accordance with Section 7.11) of the stock subject to the Option on the date of grant. However, without regard to that 85% rule, in connection with the acquisition of securities or assets of another entity the Company may grant Options to employees, consultants or directors of that entity or affiliates of that entity, to replace options or warrants they held before that acquisition exercisable for equity interests in that entity, having an exercise price that is equivalent to the exercise price of the options or warrants that the Options replace. "Equivalency" for this purpose will be determined in good faith by the Administrator based on the acquisition price for that entity.

          7.14 Early Exercise. An Option may at the Company's election, but need
               --------------
not, include a provision whereby the Optionee may elect at any time (or at a time set by the Board) while an Employee or Consultant to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     8.   MANNER OF EXERCISE
          ------------------

          8.1  Notice. An Optionee wishing to exercise an Option or portion of
               ------
an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in
Section 7.7. The date the Company receives written notice of an exercise of an Option accompanied by payment of the exercise price will be considered the date the Option was exercised. Notwithstanding the foregoing, the Company may designate an Affiliate or other person and one or more officers of that Affiliate or other person to serve as the Company's agent to perform one or more of the functions specified in this Section 8.1.

          8.2  Certificates or Notice of Ownership. Promptly after receipt of
               -----------------------------------
written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of Shares or, in lieu of a certificate, electronic or paper notification of share ownership in a brokerage account. An Optionee or permitted transferee of an Optionee shall not have any privileges as a stockholder with respect to any Shares covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such Shares.

     9.   OTHER RELATIONSHIPS
          -------------------

     Nothing in this Plan or any Option shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Optionee's employment, consultancy or directorship at any time, with or without cause or notice.

     10.  CONDITIONS TO ISSUANCE OF SHARES
          --------------------------------

          (a) Shares shall not be issued upon the exercise of an Option unless the exercise of the Option and the issuance and delivery of such shares complies with all relevant provisions of law including, without limitation, all applicable securities laws.

          (b) The Company may require any person to whom an Option is granted, or any person to whom an Option is transferred in accordance with the Plan, as a condition of exercising or acquiring Shares under any Option, (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser.

representative, the merits and risks associated with the Option and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise or acquisition of Shares under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

     11. NON-EXCLUSIVITY OF THE PLAN
         ---------------------------

     The adoption of this Plan shall not be construed as creating any limitations on the power of the Company or its Affiliates to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting of stock options other than under this Plan.

     12.  AMENDMENTS TO PLAN
          ------------------

     The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an Optionee, no amendment, alteration, suspension or discontinuance may adversely affect any outstanding Options held by that Optionee. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide those eligible with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder.

     13.  EFFECTIVE DATE OF PLAN
          ----------------------

     The Plan shall become effective upon adoption by the Board.


The Board adopted this Plan on December 6, 2000.

                                 MAXYGEN, INC.
                      2000 NON-OFFICER STOCK OPTION PLAN
                            STOCK OPTION AGREEMENT

     This document sets forth the terms of a Stock Option (the "Option") granted by Maxygen, Inc., a Delaware corporation (the "Company"), pursuant to a Certificate of Stock Option Grant (the "Certificate") displayed at the website of AST StockPlan, Inc. The Certificate, which specifies the person to whom the Option is granted ("Optionee") and other specific details of the grant, and the electronic acceptance of the Certificate at the website of AST StockPlan, Inc., are incorporated herein by reference.

     THE PARTIES AGREE AS FOLLOWS:

     1.   Grant of Option; Vesting Base Date.
          ----------------------------------

          1.1.  Grant. The Company hereby grants to Optionee an opportunity to
                -----
purchase shares of its Common Stock in accordance with the Company's 2000 Non-Officer Stock Option Plan as amended (the "Plan") as hereinafter provided.

          1.2.  Vesting Base Date. The parties hereby establish the date set
                -----------------
forth in the Certificate as the Vesting Base Date (as defined below).

          1.3.  Type of Option. The Option shall be a "nonstatutory option".
                --------------

          1.4.  Number of Option Shares.  The number of shares of Company Common
                -----------------------
Stock underlying the Option (the "Option Shares") is as set forth in the Certificate.

     2.   Exercise Price. The exercise price for purchase of each share of
          --------------
Common Stock covered by this Option shall be the price set forth in the Certificate.

     3.   Term. Unless otherwise specified in the Certificate, this Option shall
          ----
expire as provided in Section 7.8 or 7.12 of the Plan.

     4.   Adjustment of Options. The Company shall adjust the number and kind of
          ---------------------
shares and the exercise price thereof in certain circumstances in accordance with the provisions of Section 7.1 and Section 7.2 of the Plan.

     5.   Exercise of Options.
          -------------------

          5.1.  Vesting; Time of Exercise. This option shall vest and be
                -------------------------
exercisable according to the schedule set forth in the Certificate. Such schedule shall commence as of the date set forth in the Certificate (the "Vesting Base Date").

          5.2.  Exercise After Termination of Status as an Employee or
                ------------------------------------------------------
Consultant. In the event of termination of Optionee's continuous status as an
----------
employee or consultant, this Option may be exercised only in accordance with the provisions of Section 7.8 of the Plan.

          5.3.  Manner of Exercise. Optionee may exercise this Option, or any
                ------------------
portion of this Option, by giving written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Plan Administrator, accompanied by payment of the exercise price and payment of any applicable withholding or employment taxes. The date the Company receives written notice of an exercise hereunder accompanied by payment will be considered as the date this Option was exercised.

          5.4.  Payment. Except as otherwise provided in the Certificate,
                -------
payment of the exercise price per share is due in full upon exercise of all or any part of each installment that has accrued to Optionee. Optionee may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives: (i) payment of the exercise price per share in cash (including check) at the time of exercise,
(ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Option Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (iii) provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal (or its successor), payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise, or (iv) payment by a combination of the methods of payment permitted by subparagraphs 5.4(i) through 5.4(iii) above. The proceeds of any payment shall constitute general funds of the Company.

          5.5.  Delivery of Certificate/Notice of Share Ownership. Promptly
                -------------------------------------------------
after receipt of written notice of exercise of the Option, the Company shall instruct its transfer agent to deliver to Optionee a certificate or certificates for the requisite number of Option Shares or, in lieu thereof, paper or electronic notification of share ownership in Optionee's brokerage account. The Optionee shall not have any privileges as a stockholder of the Company with respect to any Option Shares covered by the Option until the date of issuance of the stock certificate or notice of share ownership for those Option Shares.

     6.   Nonassignability of Option. This Option is not assignable or
          --------------------------
transferable by Optionee except by will or by the laws of descent and distribution. During the life of Optionee, the Option is exercisable only by Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this Option in a manner not herein permitted, and any levy of execution, attachment, or similar process on this Option, shall be null and void.

     7.   Restriction on Issuance of Shares.
          ---------------------------------

          7.1.  Legality of Issuance. The Company shall not be obligated to sell
                --------------------
or issue any Option Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company or its counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act of 1933, as amended (the "Securities Act").

          7.2.  Compliance with Law. The Company shall not be obligated to take
                -------------------
any affirmative action in order to cause the grant or exercise of this Option or the issuance or sale of any Option Shares pursuant thereto to comply with any law.

     8.   Restriction on Transfer. Regardless of whether the sale of the Option
          -----------------------
Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of Option Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law.

     9.   Stock Certificate. Stock certificates evidencing Option Shares may
          -----------------
bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement.

     10.  Assignment; Binding Effect. Subject to the limitations on assignment
          --------------------------
set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto.

     11.  Damages. Optionee shall be liable to the Company for all costs and
          -------
damages, including incidental and consequential damages, resulting from a disposition of Option Shares that is not in conformity with the provisions of this Agreement.

     12.  Governing Law. This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

     13.  Notices. All notices and other communications under this Agreement
          -------
shall be in writing or posted electronically on the AST Stockplan website. Unless and until Optionee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement shall be delivered to:

          Maxygen, Inc.
          515 Galveston Drive
          Redwood City, CA  94063
          Attention:  General Counsel

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents directed to Optionee and related to this Agreement shall be mailed to Optionee's last known address as shown on the Company's books or posted electronically on the AST Stockplan website. Notices and communications shall be delivered by hand, mailed by first class mail, postage prepaid, sent by reputable overnight courier or posted electronically on the AST Stockplan website. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, two business days after mailing, if by mail, the next business day after being sent by reputable overnight courier, or 30 days after the date of posting for notices posted electronically on the AST Stockplan website.

     IN WITNESS WHEREOF, the parties have entered into this Stock Option Agreement as of the grant date set forth in the Certificate.

                              MAXYGEN, INC.


     Optionee accepts and agrees to be bound by all the terms and conditions of this Agreement and the Plan.